UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2018 (March 6, 2018)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 West 42nd Street
New York, New York 10036

(Address of registrant’s principal executive office)

Registrant’s telephone number, including area code: (212) 461-5200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

Completion of Offering of Senior Unsecured Debt

On March 9, 2018, CIT Group Inc. (“CIT”) completed a registered public offering of $500 million aggregate principal amount of senior unsecured notes due 2021 (the “2021 Notes”) and $500 million aggregate principal amount of senior unsecured notes due 2025 (the “2025 Notes” and, together with the 2021 Notes, the “Senior Notes”). The 2021 Notes were priced at par and will bear interest at a rate of 4.125% per annum. The 2025 Notes were priced at par and will bear interest at a rate of 5.250% per annum. Interest on the Senior Notes will be payable semi-annually in cash in arrears on March 9 and September 9 of each year, commencing on September 9, 2018.

The net proceeds of this offering were approximately $991.6 million, after deducting commissions, fees and expenses associated with the offering. We intend to use the net proceeds from the offering of the Senior Notes for the redemption of $500 million aggregate principal amount of our outstanding 3.875% senior unsecured notes due February 2019 and the redemption of the remaining $383 million aggregate principal amount of our outstanding 5.500% senior unsecured notes due February 2019. We plan to use any of the remaining proceeds for general corporate purposes.

The Senior Notes were issued pursuant to CIT’s shelf registration statement on Form S-3 (Registration No. 333-221965), as supplemented by the final prospectus supplement filed with the SEC on March 8, 2018.

The Senior Notes are unsecured obligations of CIT and are not guaranteed by any of CIT’s subsidiaries.

The Senior Notes were issued under a base indenture, dated March 15, 2012, as supplemented by a seventh supplemental indenture, dated as of March 9, 2018 (together, the “Senior Indenture”), each between CIT, Wilmington Trust, National Association, as trustee and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authenticating agent. The Senior Indenture contains certain covenants that, subject to exceptions, limit CIT’s ability to (i) create liens and (ii) merge or consolidate, or sell, transfer, lease or dispose of all or substantially all of its assets.

We may redeem the Senior Notes at our option, at any time in whole or from time to time in part. If the 2021 Notes are redeemed prior to February 9, 2021 (the date which is one month prior to the maturity date of the 2021 Notes) or the 2025 Notes are redeemed prior to December 7, 2024 (the date which is three months prior to the maturity date of the 2025 Notes) (each such date, the “Par Call Date”), the redemption price for the Senior Notes to be redeemed on any redemption date will be equal to the greater of: (1) the principal amount of the Senior Notes being redeemed plus accrued and unpaid interest to the redemption date; or (2) the sum of the present values of the principal amount of the Senior Notes to be redeemed, together with the scheduled payments of interest (exclusive of interest to the redemption date) from the redemption date to the maturity date (assuming such Senior Notes matured on the applicable Par Call Date), discounted to the redemption date on a semi-annual basis, at the Treasury Yield, plus 50 basis points with respect to the 2021 Notes and 50 basis points with respect to the 2025 Notes, plus accrued and unpaid interest on the principal amount of the Senior Notes being redeemed to the redemption date. If the Senior Notes are redeemed on or after the applicable Par Call Date, the redemption price for such Senior Notes will equal 100% of the principal amount of the Senior Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

In addition, CIT may at any time and from time to time purchase Senior Notes in open market transactions, tender offers or otherwise. If CIT experiences a Change of Control Triggering Event (as defined in the Senior Indenture), the holders of the Senior Notes may require CIT to repurchase for cash all or a portion of their Senior Notes at a price equal to 101% of the aggregate principal amount of the Senior Notes, plus accrued and unpaid interest.

The Senior Indenture (including the Forms of Note included therein) and the underwriting agreement relating to the Senior Notes have been filed as exhibits to this Current Report on Form 8-K and the description of the Senior Indenture contained herein is qualified in its entirety by reference to the Senior Indenture.

Completion of Offering of Subordinated Debt

On March 9, 2018, CIT completed a registered public offering of $400 million aggregate principal amount of subordinated notes due 2028 (the “Subordinated Notes”). The Subordinated Notes were priced at par and will bear interest at a rate of 6.125% per annum. Interest on the Subordinated Notes will be payable semi-annually in cash in arrears on March 9 and September 9 of each year, commencing on September 9, 2018.

The net proceeds of this offering were approximately $396 million, after deducting commissions, fees and expenses associated with the offering. We intend to use the net proceeds from the offering of the Subordinated Notes for general corporate purposes, including returning capital to our shareholders.

The Subordinated Notes were issued pursuant to CIT’s shelf registration statement on Form S-3 (Registration No. 333-221965), as supplemented by the final prospectus supplement filed with the SEC on March 8, 2018.

The Subordinated Notes are unsecured obligations of CIT and subordinated in right of payment to the payment of our existing and future senior indebtedness, including the Senior Notes. In the event of our bankruptcy or insolvency, the holders of all Subordinated Notes will not be entitled to receive any payment with respect to the Subordinated Notes until all holders of senior indebtedness are paid in full. The Subordinated Notes will be effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral. The Subordinated Notes will be obligations of CIT only and will not be obligations of, and will not be guaranteed by, any of our subsidiaries. The Subordinated Notes will therefore be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries.

The Subordinated Notes were issued under a base indenture, dated as of March 9, 2018, as supplemented by a first supplemental indenture, dated as of March 9, 2018 (together, the “Subordinated Indenture”), each between CIT, Wilmington Trust, National Association, as trustee and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authenticating agent. The Subordinated Indenture contains certain covenants that, subject to exceptions, limit CIT’s ability to merge or consolidate, or sell, transfer, lease or dispose of all or substantially all of its assets.

We may, at our option, redeem the Subordinated Notes at any time, in whole but not in part, at a price equal to 100% of the principal amount of the Subordinated Notes being redeemed plus interest that is accrued to but excluding the date of redemption upon the occurrence of a “Tier 2 Capital Event” or a “1940 Act Event” (each as defined in the Subordinated Indenture). The Subordinated Notes will not otherwise be redeemable by us prior to maturity. Any redemption of the Subordinated Notes will be subject to the prior approval of the Board of Governors of the Federal Reserve System to the extent that such approval is then required.

The Subordinated Indenture (including the Form of Note included therein) and the underwriting agreement relating to the Subordinated Notes have been filed as exhibits to this Current Report on Form 8-K and the description of the Subordinated Indenture contained herein is qualified in its entirety by reference to the Subordinated Indenture.

Item 8.01. Other Events.

Notice of Redemption of Senior Unsecured Debt

On March 9, 2018, CIT gave notice of its intention to redeem on April 9, 2018 100% of the aggregate principal amount (approximately $383 million) of its outstanding 5.500% Senior Unsecured Notes due February 2019 and $500 million of the aggregate principal amount of its outstanding 3.875% Senior Unsecured Notes due February 2019. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated as of March 6, 2018, among CIT Group Inc. and the several underwriters named on Schedule A thereto.

1.2	Underwriting Agreement, dated as of March 6, 2018, among CIT Group Inc. and the several underwriters named on Schedule A thereto.

4.1	Indenture, dated as of March 15, 2012, among CIT Group Inc., Wilmington Trust, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authenticating agent (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed March 16, 2012).

4.2	Seventh Supplemental Indenture, dated as of March 9, 2018, among CIT Group Inc., Wilmington Trust, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authenticating agent (including the Form of 4.125% Senior Unsecured Note due 2021 and Form of 5.250% Senior Unsecured Notes due 2025).

4.3	Subordinated Indenture, dated as of March 9, 2018, among CIT Group Inc., Wilmington Trust, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authenticating agent.

4.4	First Supplemental Indenture, dated as of March 9, 2018, among CIT Group Inc., Wilmington Trust, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authenticating agent (including the Form of 6.125% Subordinated Note due 2028).

5.1	Opinion of Sullivan & Cromwell LLP.

5.2	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibits 5.1 and 5.2).

99.1	Press Release of CIT Group Inc., dated March 9, 2018, announcing the issuance of a notice of redemption of certain of its senior unsecured debt.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this Form 8-K, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that (i) CIT is unsuccessful in implementing its strategy and business plan, (ii) CIT is unable to react to and address key business and regulatory issues, (iii) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, (iv) CIT becomes subject to liquidity constraints and higher funding costs, or (v) the parties to a transaction do not receive or satisfy regulatory or other approvals or conditions on a timely basis or approvals are subject to conditions that are not anticipated. We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this Form 8-K. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.

(Registrant)

By:	/s/ John Fawcett

	Name:	John Fawcett
	Title:	Executive Vice President & Chief Financial Officer

Dated: March 12, 2018